UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Phio Pharmaceuticals Corp.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PHIO PHARMACEUTICALS CORP.

257 Simarano Drive, Suite 101

Marlborough, MA 01752

YOUR VOTE IS EXTREMELY IMPORTANT!

December 13, 2019

Dear Stockholder,

Please be advised Phio Pharmaceuticals Corp. announced that its 2019 Special Meeting of Stockholders, scheduled for December 12, 2019, was convened and adjourned without any business being conducted due to the fact that a quorum was not present. The Special Meeting will be adjourned until 9:00 a.m. Eastern Time on January 10, 2020 to allow more opportunity for stockholders to vote on all proposals described in the Company's definitive proxy statement filed with the U.S. Securities and Exchange Commission on November 22, 2019. The Special Meeting has been called to vote on one proposal: a potential reverse split of the Company’s outstanding common stock.

The Company advises shareholders that the proxy statement dated November 22, 2019 pertains to the ongoing solicitation for the Special Meeting of Stockholders, and is distinct from the proxy statement dated August 30, 2019 relating to the Annual Stockholder Meeting held on October 24, 2019. Therefore, shareholders are kindly reminded that if they voted at the Annual Stockholder Meeting, their vote for the proposals of the Special Meeting will still need to be cast.

According to our latest records, we have not yet received your voting instructions for the Special Meeting of Stockholders. Your vote is extremely important. Please help us avoid the burden and expense of further solicitation by casting your vote today.

The Company encourages any stockholder that has not received communications from their brokers or banks, or is uncertain if its shares have been voted, to contact the Company's proxy specialists at the number listed below in order to help facilitate the voting of shares.

The record date for the Special Meeting remains November 19, 2019. In order for the Company to achieve a quorum, the Company's board of directors and management respectfully requests all such holders as of the record date to please vote their proxies as soon as possible, but no later than January 9, 2020 at 11:59 p.m. (Eastern Time). The Company also reminds holders to inquire with their voting institutions about any additional clearing time that may be required to forward voting instructions to the Company in advance of the January 9, 2020 deadline. Company stockholders as of the record date can vote, even if they have subsequently sold their shares. Stockholders who have previously submitted their proxy or otherwise voted and who do not want to change their vote need not take any action.

For questions relating to the voting of shares or to request additional or misplaced proxy voting materials, the Company's proxy solicitor, Georgeson, may be reached at 1-866-695-6078 between the hours of 9:00 a.m. and 11:00 p.m. Eastern Time Monday through Friday. Representatives from Georgeson can also record and transmit votes over the phone as a convenience to Company stockholders.

YOUR PARTICIPATION IS IMPORTANT – PLEASE VOTE TODAY!

Sincerely,

Gerrit Dispersyn, Dr. Med. Sc.
President and Chief Executive Officer

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Additional Information and where to find it

The Company has filed a definitive proxy statement on Schedule 14A and associated proxy card (the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”), which was filed on November 22, 2019. The Company, its directors, its executive officers and certain other individuals set forth in the definitive proxy statement will be deemed participants in the solicitation of proxies from shareholders in respect of the Special Meeting. Information regarding the names of the Company’s directors and executive officers and certain other individuals and their respective interests in the Company by security holdings or otherwise is set forth in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING PROXY CARD. The Proxy Statement and a form of proxy have been mailed to shareholders of the Company. Investors and shareholders can obtain a copy of the documents filed by the Company with the SEC, including the Proxy Statement, free of charge by visiting the SEC’s website, www.sec.gov.

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